UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20459

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Banco Santander, S.A.

(Exact name of registrant as specified in its charter)

Kingdom of Spain	None
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Ciudad Grupo Santander 28660 Boadilla del Monte (Madrid) Spain	28660
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Series SNP-273 5.005% Senior Non Preferred Fixed-to-Fixed Rate Notes due 2030	New York Stock Exchange
Series SNP-274 5.624% Senior Non Preferred Fixed-to-Fixed Rate Notes due 2034	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-293987

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

The Registrant has filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, a prospectus supplement dated August 18, 2026, relating to the Registrant’s 5.005% Senior Non Preferred Fixed-to-Fixed Rate Notes due 2030 and 5.624% Senior Non Preferred Fixed-to-Fixed Rate Notes due 2034 (the “Prospectus Supplement”), to a base prospectus dated March 4, 2026 (the “Prospectus”) contained in the registration statement of the Registrant on Form F-3ASR (File No. 333-293987) filed with the Commission on March 4, 2026, relating to the securities to be registered hereunder. The Registrant incorporates by reference the Prospectus Supplement and the Prospectus to the extent set forth below.

Item 1. Description of Registrant’s Securities to be Registered

The information required by this item is incorporated herein by reference to the information contained in the sections captioned “Description of Debt Securities,” “Description of Certain Provisions Relating to Debt Securities and Contingent Convertible Capital Securities” and “Taxation” of the Prospectus, and “Description of the Notes” and “Taxation” of the Prospectus Supplement.

Item 2. Exhibits

4.1

Senior Non Preferred Debt Securities Indenture, dated as of April 15, 2026, between Banco Santander, S.A., as Issuer, and The Bank of New York Mellon, London Branch, as Trustee (incorporated herein by reference from Exhibit 4.1 to the Form 6-K filed with the Commission on April 15, 2026 (Accession No. 0001193125-26-157031)).

4.2

Second Supplemental Indenture, dated as of August 25, 2026, to the Senior Non Preferred Debt Securities Indenture, dated as of April 15, 2026, among Banco Santander, S.A., as Issuer, The Bank of New York Mellon, London Branch, as Trustee, Calculation Agent and Principal Paying Agent, and The Bank of New York Mellon SA/NV, Luxembourg Branch, as Registrar (incorporated herein by reference from Exhibit 4.1 to the Form 6-K filed with the Commission on August 25, 2026 (Accession No. 0001193125-26-365115)).

4.3

Form of Global Note for the 5.005% Senior Non Preferred Fixed-to-Fixed Rate Notes due 2030 (incorporated herein by reference from Exhibit 4.3 to the Form 6-K filed with the Commission on August 25, 2026 (Accession No. 0001193125-26-365115)).

4.4

Form of Global Note for the 5.624% Senior Non Preferred Fixed-to-Fixed Rate Notes due 2034 (incorporated herein by reference from Exhibit 4.4 to the Form 6-K filed with the Commission on August 25, 2026 (Accession No. 0001193125-26-365115)).

99.1	The Prospectus and the Prospectus Supplement (incorporated herein to the extent provided above by reference to the Registrant’s filing under Rule 424(b) dated August 18, 2026).

SIGNATURE

Pursuant to the requirements of Section 12 the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Banco Santander, S.A.

Issuer

By:	/s/ José Antonio Soler
Name: José Antonio Soler Title: Authorized Representative

August 27, 2026